                                                                    EXHIBIT 99.1


                                EXHIBIT 1. A.(12)

                       Example Hypothetical Illustrations

                           HYPOTHETICAL ILLUSTRATIONS

The following illustrations show how certain values under a sample Policy would change with different rates of fictional investment performance over an extended period of time. In particular, the illustrations show how the death benefit, cash value, and net surrender value under a Policy issued to an insured of a given age, would change over time if the premiums indicated were paid and the return on the assets in the subaccounts were a uniform gross annual rate (before any expenses) of 0%, 6% or 12%. The tables illustrate Policy values that would result based on assumptions that you pay the premiums indicated, you do not change your specified amount, and you do not take any cash withdrawals or Policy loans. Actual returns will fluctuate over time and likely will be both positive and negative. The actual values under the Policy could be significantly different from those shown even if actual returns averaged 0%, 6% and 12%, but fluctuated over and under those averages throughout the years shown. Depending on the timing and degree of fluctuation, the actual values could be substantially less than those shown, and may, under certain circumstances, result in the lapse of the Policy unless the owner pays more than the stated premium.

We based the first illustration on a Policy for an insured who is a 35 year old male in the non-tobacco use, ultimate select rate class, annual premiums of $2,000, a $165,000 specified amount and death benefit Option A. This illustration also assumes cost of insurance charges based on our CURRENT cost of insurance rates. The second illustration is based on the same factors as the first illustration, except that cost of insurance rates are based on the GUARANTEED cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

The amounts we show for the death benefits, cash values and net surrender values take into account (1) the daily charge for assuming mortality and expense risks assessed against each subaccount. This charge is equivalent to an annual charge of 0.90% of the average net assets of the subaccounts; (2) estimated daily expenses equivalent to an effective average annual expense level of 0.94% of the portfolios' average daily net assets; and (3) all applicable premium expense charges and cash value charges. The 0.94% average portfolio expense level assumes an equal allocation of amounts among the 38 subaccounts (this percentage does not include Janus Global portfolio because this portfolio is no longer available to new investors). We used annualized actual audited expenses incurred during 2001 as shown in the Portfolio Annual Expense Table in the Policy prospectus for the portfolios to calculate the average annual expense level.

Taking into account the assumed charges of 1.84%, the gross annual investment return rates of 0%, 6% and 12% are equivalent to net annual investment return rates of -1.84%, 4.16% and 10.16%.

During 2001, AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") undertook to pay those normal operating expenses of certain AEGON/Transamerica Series Fund, Inc. ("Series Fund") portfolios that exceeded a certain stated percentage of those portfolios' average daily net assets. AEGON/Transamerica Advisers has undertaken until at least April 30, 2003 to pay expenses to the extent normal operating expenses of certain portfolios of the Series Fund exceed a stated percentage of the portfolio's average daily net assets. For details on these expense limits, the amounts reimbursed by AEGON/Transamerica Advisers during 2001, and the expense ratios without the reimbursements, see the Portfolio Annual Expense Table in the Policy prospectus.

Without these waivers and reimbursements, total annual expenses for the portfolios would have been greater, and the illustrations would have assumed that the assets in the portfolios were subject to an average annual expense level of 1.02%.

THE HYPOTHETICAL RETURNS SHOWN IN THE TABLES ARE PROVIDED ONLY TO ILLUSTRATE THE MECHANICS OF A HYPOTHETICAL POLICY AND DO NOT REPRESENT PAST OR FUTURE INVESTMENT RATES OF RETURN. Tax charges that may be attributable to the separate account are not reflected because we are not currently making such charges. In order to produce after tax returns of 0%, 6% or 12% if such charges are made in the future, the separate account would have to earn a sufficient amount in excess of 0%, 6% or 12% to cover any tax charges.

The "Premium Accumulated at 5%" column of each table shows the amount which would accumulate if you invested an amount equal to the premium to earn interest at 5% per year, compounded annually.

We will furnish, upon request, a comparable illustration reflecting the proposed insured's age, gender, risk classification and desired Policy features.

                         AUSA FINANCIAL FREEDOM BUILDER

                        AUSA LIFE INSURANCE COMPANY, INC.

                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                                MALE ISSUE AGE 35

Specified Amount                $165,000                Ultimate Select Class
Annual Premium                    $2,000                Option Type A

                      Using Current Cost of Insurance Rates

                                                                               DEATH BENEFIT
                                                                    ASSUMING HYPOTHETICAL GROSS AND NET
                                                                         ANNUAL INVESTMENT RETURN OF
                               PREMIUMS                ----------------------------------------------------------------
   END OF                     ACCUMULATED               0% (GROSS)               6% (GROSS)                 12% (GROSS)
POLICY YEAR                      AT 5%                 -1.92% (NET)              4.08% (NET)                10.08% (NET)
-----------                   ------------             ------------              -----------                ------------
       1                        2,100                     165,000                   165,000                    165,000
       2                        4,305                     165,000                   165,000                    165,000
       3                        6,620                     165,000                   165,000                    165,000
       4                        9,051                     165,000                   165,000                    165,000
       5                       11,604                     165,000                   165,000                    165,000
       6                       14,284                     165,000                   165,000                    165,000
       7                       17,098                     165,000                   165,000                    165,000
       8                       20,053                     165,000                   165,000                    165,000
       9                       23,156                     165,000                   165,000                    165,000
      10                       26,414                     165,000                   165,000                    165,000
      15                       45,315                     165,000                   165,000                    165,000
      20                       69,439                     165,000                   165,000                    165,000
      30 (AGE 65)             139,522                     165,000                   165,000                    341,303
      40 (AGE 75)             253,680                     165,000                   165,000                    803,420
      50 (AGE 85)             439,631                        *                      239,255                   2,066,466
      60 (AGE 95)             742,526                        *                      359,604                   5,115,595



                                             CASH VALUE                                          NET SURRENDER VALUE
                              ASSUMING HYPOTHETICAL GROSS AND NET                      ASSUMING HYPOTHETICAL GROSS AND NET
                                 ANNUAL INVESTMENT RETURN OF                               ANNUAL INVESTMENT RETURN OF
                    -----------------------------------------------------      ------------------------------------------------
END OF               0% (GROSS)          6% (GROSS)          12% (GROSS)        0% (GROSS)         6% (GROSS)       12% (GROSS)
POLICY YEAR         -1.92% (NET)         4.08% (NET)         10.08% (NET)      -1.92% (NET)        4.08% (NET)      10.08% (NET)
-----------         ------------         -----------         ------------      ------------        -----------      ------------
     1                 1,532                1,635               1,737               0                   0                0
     2                 3,030                3,332               3,646              470                 771             1,085
     3                 4,493                5,091               5,740             1,932               2,531            3,179
     4                 5,922                6,918               8,041             3,361               4,357            5,480
     5                 7,307                8,803               10,559            4,747               6,242            7,998
     6                 8,648               10,748               13,314            6,344               8,443            11,010
     7                 9,944               12,753               16,330            7,895              10,704            14,282
     8                 11,194              14,821               19,634            9,401              13,028            17,842
     9                 12,378              16,933               23,234            10,841             15,397            21,698
    10                 13,506              19,101               27,172            12,225             17,821            25,892
    15                 18,598              31,208               53,754            18,598             31,208            53,754
    20                 22,226              45,168               96,587            22,226             45,168            96,587
    30 (AGE 65)        26,910              83,131              279,757            26,910             83,131           279,757
    40 (AGE 75)        22,616              139,275             750,860            22,616             139,275          750,860
    50 (AGE 85)          *                 227,862            1,968,063             *                227,862         1,968,063
    60 (AGE 95)          *                 356,044            5,064,946             *                356,044         5,064,946



                         AUSA FINANCIAL FREEDOM BUILDER

                        AUSA LIFE INSURANCE COMPANY, INC.
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                                MALE ISSUE AGE 35

Specified Amount                  $165,000               Ultimate Select Class
Annual Premium                      $2,000               Option Type A

                    Using Guaranteed Cost of Insurance Rates



                                                                                         DEATH BENEFIT
                                                                              ASSUMING HYPOTHETICAL GROSS AND NET
                                                                                   ANNUAL INVESTMENT RETURN OF
                                       PREMIUMS                   ------------------------------------------------------------
   END OF                             ACCUMULATED                  0% (GROSS)               6% (GROSS)             12% (GROSS)
POLICY YEAR                              AT 5%                    -1.92% (NET)              4.08% (NET)           10.08% (NET)
------------                          -----------                 ------------              ----------             -----------
    1                                    2,100                      165,000                   165,000                165,000
    2                                    4,305                      165,000                   165,000                165,000
    3                                    6,620                      165,000                   165,000                165,000
    4                                    9,051                      165,000                   165,000                165,000
    5                                   11,604                      165,000                   165,000                165,000
    6                                   14,284                      165,000                   165,000                165,000
    7                                   17,098                      165,000                   165,000                165,000
    8                                   20,053                      165,000                   165,000                165,000
    9                                   23,156                      165,000                   165,000                165,000
   10                                   26,414                      165,000                   165,000                165,000
   15                                   45,315                      165,000                   165,000                165,000
   20                                   69,439                      165,000                   165,000                165,000
   30 (AGE 65)                          139,522                     165,000                   165,000                327,482
   40 (AGE 75)                          253,680                        *                      165,000                751,296
   50 (AGE 85)                          439,631                        *                      165,000               1,873,392
   60 (AGE 95)                          742,526                        *                      165,000               4,381,416




                                      CASH VALUE                                                 NET SURRENDER VALUE
                            ASSUMING HYPOTHETICAL GROSS AND NET                         ASSUMING HYPOTHETICAL GROSS AND NET
                                ANNUAL INVESTMENT RETURN OF                                ANNUAL INVESTMENT RETURN OF
                    ----------------------------------------------------       ------------------------------------------------
  END OF             0% (GROSS)       6% (GROSS)            12% (GROSS)         0% (GROSS)       6% (GROSS)         12% (GROSS)
POLICY YEAR         -1.92% (NET)      4.08% (NET)          10.08% (NET)        -1.92% (NET)      4.16% (NET)       10.16% (NET)
-----------         ------------      -----------          ------------        ------------      -----------       ------------
    1                  1,532             1,635                 1,737                0                 0                  0
    2                  3,002             3,302                 3,615               441               741               1,055
    3                  4,428             5,023                 5,668              1,868             2,462              3,107
    4                  5,811             6,798                 7,912              3,251             4,237              5,351
    5                  7,149             8,627                10,364              4,588             6,066              7,803
    6                  8,440            10,511                13,045              6,136             8,206             10,741
    7                  9,682            12,448                15,975              7,634            10,400             13,926
    8                  10,876           14,442                19,181              9,084            12,649             17,388
    9                  12,019           16,491                22,687              10,482           14,954             21,150
   10                  13,111           18,598                26,527              11,831           17,317             25,247
   15                  18,051           30,386                52,491              18,051           30,386             52,491
   20                  21,222           43,650                94,103              21,222           43,650             94,103
   30 (AGE 65)         17,879           73,179                268,428             17,879           73,179             268,428
   40 (AGE 75)           *              102,272               702,146               *              102,272            702,146
   50 (AGE 85)           *              121,330              1,784,183              *              121,330           1,784,183
   60 (AGE 95)           *              63,297               4,338,035              *              63,297            4,338,035